Registration No. 333-05635

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
to
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

________________________

NYER MEDICAL GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)
________________________

Florida	04-0469607
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

 13 Water Street
Holliston, Massachusetts 01746
 (508) 429-8506
 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

1993 Stock Option Plan
 (Full title of the plans)

________________________

Mark Dumouchel, President
Nyer Medical Group, Inc.
 13 Water Street
Holliston, Massachusetts 01746
 (508) 429-8506
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

________________________

Copy to:
Howard E. Berkenblit, Esq.
Sullivan & Worcester LLP
One Post Office Square
Boston, Massachusetts 02109
(617) 338-2800
________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [X]

DEREGISTRATION OF UNSOLD SHARES OF COMMON STOCK

On June 10, 1996, Nyer Medical Group, Inc. (the “Company”) filed a Registration Statement on Form S-8 (Registration No. 333-05635) (the “Registration Statement”), effective June 29, 1996, registering 275,000 shares of common stock, par value $.0001 per share, of the Company for offers and sales pursuant to the exercise of options under the Company’s 1993 Stock Option Plan.  This offering has been terminated.  In connection with the dissolution of the Company, all outstanding options of the Company that were not exercised were cancelled as of May 3, 2010.   This Post-Effective Amendment No. 1 is being filed by the Company pursuant to the Company’s undertaking in accordance with the Registration Statement to deregister all 275,000 shares of common stock registered pursuant to the Registration Statement, or such lesser portion that remain unsold as of the date this Post-Effective Amendment No. 1 is filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Holliston, Commonwealth of Massachusetts, as of the 28th day of June, 2010.

Nyer Medical Group, Inc.

By:	/s/ Mark Dumouchel
Name: Mark Dumouchel Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Mark Dumouchel Mark Dumouchel	President, Chief Executive Officer and Director (principal executive officer)	June 28, 2010
/s/ Sandra Zimmerman Sandra Zimmerman	Chief Financial Officer (principal financial and accounting officer)	June 28, 2010
/s/ David Dumouchel David Dumouchel	Director	June 28, 2010
/s/ Robert J. Landis Robert J. Landis	Director	June 28, 2010
James Schweiger	Director
Gerald Weston	Director